EXHIBIT 99.1

Shutterstock Reports Third Quarter 2016 Financial Results

Third Quarter 2016 highlights as compared to Third Quarter 2015:

Financial Highlights

•	Revenue increased 15% to $123.1 million

•	Income from operations increased 40% to $11.3 million

•	Net income increased 129% to $9.4 million

•	Adjusted EBITDA increased 17% to $23.0 million

Key Operating Metrics

•	Paid downloads increased 8%

•	Revenue per download increased 5%

•	Image collection expanded 61% to 102.7 million images

•	Video collection expanded 64% to 5.4 million clips

New York - November 4, 2016 - Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial imagery and music, today announced financial results for the third quarter ended September 30, 2016.

Founder and CEO Jon Oringer said, “This was a solid quarter for Shutterstock as we continue to expand the market for high quality, digital content.  Over 160,000 contributors added more than 10 million images and 500,000 video clips to our robust library in the third quarter.  Our image library now offers more than 100 million images, giving us meaningful scale compared to our competition.  At the same time, our editorial and music capabilities continue to accelerate, providing yet another leg of growth for our business.  We also continue to dedicate considerable time and resources ensuring that our platform can handle an increasingly diverse array of content, enhancing our product offering and attracting new customers, including an expanding number of international and enterprise clients.  We believe that these efforts will translate into sustained financial growth and shareholder value.”

THIRD QUARTER RESULTS

Revenue
Third quarter revenue of $123.1 million increased $15.8 million or 15% as compared to the third quarter of 2015, primarily due to an 8% increase in the number of paid downloads, mainly due to new customers, as well as continued expansion in enterprise sales as evidenced by a 5% increase in revenue per download. The negative impact of foreign currency movements versus the US dollar partially offset this growth. Excluding the impact of foreign currency movements, total Company revenue growth was approximately 17% in the third quarter.

Income from Operations
Income from operations of $11.3 million increased $3.2 million or 40% as compared to the third quarter of 2015 driven by the $15.8 million revenue growth, which was partially offset by an increase in operating expenses primarily from higher royalty costs associated with the increase in paid downloads and an increase in marketing spend year-over-year.

Net Income
Net income available to common stockholders of $9.4 million, $0.26 per diluted share, for the third quarter increased $5.3 million as compared with $4.1 million, $0.11 per diluted share, in the third quarter a year ago primarily due to the improved operating performance, lower income tax expense and a decrease in non-cash equity based compensation expense. The lower tax expense during the current year's quarter was primarily a result of a tax benefit related to the U.S. Research and Development tax credit claimed for the tax years 2013, 2014 and 2015.

Adjusted EBITDA
Adjusted EBITDA of $23.0 million for the third quarter increased $3.3 million or 17%, as compared to the third quarter of 2015 driven primarily by revenue growth. Adjusted EBITDA is defined as net income adjusted for foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals, and non-cash equity-based compensation.

Non-GAAP Net Income
Non-GAAP net income, which excludes the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, changes in fair value of contingent consideration related to acquisitions and the estimated tax impact of such adjustments was $14.3 million, or $0.40 per diluted share, for the third quarter as compared to $10.1 million or $0.28 per diluted share, in the third quarter of 2015.

LIQUIDITY

The Company’s cash, cash equivalents and short term investments increased by $2.0 million to $290.4 million at September 30, 2016 as compared with $288.4 million at December 31, 2015. This increase primarily reflects $76.7 million of cash generated from operations and $3.0 million of net cash from other sources, which were partially offset by cash used for capital expenditures and content acquisitions of $33.0 million and cash used to repurchase shares of approximately $44.9 million.

Free cash flow was $19.9 million for the third quarter, an increase of $5.1 million from the third quarter of 2015, as the improved operating performance and working capital fluctuations were partially offset by increased spending on capital expenditures and content acquisitions.  Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.

STOCK REPURCHASE PROGRAM

During the third quarter of 2016, the Company did not repurchase any shares of its stock, pursuant to its existing $100 million stock repurchase program. Through September 30, 2016, the Company has repurchased 1.7 million shares of its stock for a total of $59.7 million under the stock repurchase program. The stock repurchase program, which commenced in November 2015, authorizes management to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in millions, except revenue per download)
Number of paid downloads	41.2	38.1	125.8	107.4
Revenue per download (1)	$2.91	$2.76	$2.83	$2.83
Images in our collection (end of period) (2)	102.7	63.7	102.7	63.7
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images are photographs, vectors and illustrations available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.

FINANCIAL OUTLOOK

The Company’s current expectations for the full year 2016 are as follows:

Full Year 2016

•	Revenue of $495 - $510 million (17% - 20% growth)

•	Income from operations of $43 - $51 million (5% - 24% growth)

•	Adjusted EBITDA of $95 - $100 million (12% - 18% growth)

•	Non-cash equity-based compensation expense of $28 - $33 million

•	Capital expenditures of $40 - $45 million

NON-GAAP FINANCIAL MEASURES

Shutterstock defines Adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; non-GAAP net income as net income excluding the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and changes in the fair value of contingent consideration related to acquisitions and the estimated tax impact of such adjustments; revenue growth on a fixed-currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for both periods; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with United States generally accepted accounting principles (GAAP) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, Adjusted EBITDA, non-GAAP net income, revenue growth on a fixed-currency basis and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Shutterstock’s management uses the non-GAAP financial measures adjusted EBITDA, non-GAAP net income, revenue growth on a fixed-currency basis and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that Adjusted EBITDA, non-GAAP net income and revenue growth on a fixed-currency basis are useful to investors to provide them with disclosures of Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that Adjusted EBITDA and non-GAAP net income provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance and, with respect to revenue growth on a fixed-currency basis, provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s business. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

A reconciliation of the differences between Adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of Adjusted EBITDA guidance to net income guidance, as the impact of net non-operating foreign currency exchange gains or losses which are excluded from Adjusted EBITDA is inherently uncertain and difficult to estimate and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

 EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its second quarter financial results during a teleconference today, November 4, 2016, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 89163942.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until November 11, 2016 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 89163942.

Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 160,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 100 million images and more than 5 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Dallas, Denver, London, Los Angeles, Montreal, Paris, San Francisco, and Silicon Valley, Shutterstock has customers in more than 150 countries. The company also owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; PremiumBeat a curated royalty-free music library; Rex Features, a premier source of editorial images for the world's media; and WebDAM, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

SAFE HARBOR PROVISION

Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s ability to deliver sustained financial growth, may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for commercial digital imagery and music; a decrease in repeat customer purchases or in content contributed to our online marketplace; our inability to successfully operate in a new and rapidly changing market and to evaluate our future prospects; competitive factors; assertions by third parties of infringement or other violations of intellectual property rights by Shutterstock; our inability to increase market awareness of Shutterstock and our services; our inability to effectively manage our growth: failure to respond to technological changes or upgrade Shutterstock’s website and technology systems; Shutterstock’s inability to increase the percentage of its revenues that come from larger companies; our inability to continue expansion into international markets and the additional risks associated with operating internationally, including fluctuations in currency exchange rates; general economic conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact:	Investor Contact:
Siobhan Aalders	Rawson Daniel
917 563 4991	646 856 9074
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue	$123,073	$107,260	$364,144	$309,147

Operating expenses:
Cost of revenue	50,184	44,512	150,492	126,582
Sales and marketing	32,977	27,393	91,636	79,927
Product development	11,604	10,827	34,800	31,700
General and administrative	17,020	16,441	54,629	44,949
Total operating expenses	111,785	99,173	331,557	283,158
Income from operations	11,288	8,087	32,587	25,989
Other income (expense), net	102	(767)	(122)	(3,386)
Income before income taxes	11,390	7,320	32,465	22,603
Provision for income taxes	1,999	3,217	9,692	9,920
Net income	$9,391	$4,103	$22,773	$12,683
Less:
Undistributed earnings to participating stockholder	—	—	—	2
Net income available to common stockholders	$9,391	$4,103	$22,773	$12,681

Net income per common share available to common stockholders:
Basic	$0.27	$0.11	$0.65	$0.35
Diluted	$0.26	$0.11	$0.64	$0.35

Weighted average common shares outstanding:
Basic	35,036	36,040	35,123	35,848
Diluted	35,824	36,270	35,855	36,269

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	September 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$237,997	$241,304
Short-term investments	52,407	47,078
Credit card receivables	4,230	2,811
Accounts receivable, net	34,064	25,653
Prepaid expenses and other current assets	16,553	11,713
Deferred tax assets, net	6,654	7,116
Total current assets	351,905	335,675
Property and equipment, net	49,814	32,094
Intangibles assets, net	30,763	29,781
Goodwill	50,523	50,934
Deferred tax assets, net	21,521	18,691
Other assets	2,807	1,946
Total assets	$507,333	$469,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,303	$6,816
Accrued expenses	39,126	30,696
Contributor royalties payable	19,286	17,822
Income taxes payable	845	953
Deferred revenue	117,877	98,239
Other liabilities	10,385	6,258
Total current liabilities	202,822	160,784
Deferred tax liability, net	2,199	3,778
Other non-current liabilities	8,967	15,994
Total liabilities	213,988	180,556
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 36,854 and 36,146 shares issued and 35,115 and 35,686 shares outstanding as of September 30, 2016 and December 31, 2015, respectively	368	361
Treasury stock, at cost; 1,739 and 460 shares as of September 30, 2016 and December 31, 2015, respectively	(59,728)	(15,635)
Additional paid-in capital	244,333	213,851
Accumulated other comprehensive loss	(10,838)	(6,449)
Retained earnings	119,210	96,437
Total stockholders’ equity	293,345	288,565
Total liabilities and stockholders’ equity	$507,333	$469,121

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(Unaudited)
The following information is not a financial measure under United States generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Income	$9,391	$4,103	$22,773	$12,683
Add:
Depreciation and amortization	5,176	3,869	14,181	10,363
Non-cash equity-based compensation	6,505	7,683	21,110	22,771
Other adjustments, net (1)	(102)	767	1,773	3,386
Provision for income taxes	1,999	3,217	9,692	9,920
Adjusted EBITDA(2)	$22,969	$19,639	$69,529	$59,123

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$9,391	$4,103	$22,773	$12,683
Add/(less):
Non-cash equity-based compensation	6,505	7,683	21,110	22,771
Tax effect of non-cash equity-based compensation (3)	(2,336)	(2,750)	(7,533)	(8,145)
Acquisition-related amortization expense	1,053	1,195	3,310	3,308
Tax effect of acquisition-related amortization expense (3)	(387)	(437)	(1,217)	(1,224)
Change in fair value of contingent consideration	105	540	2,600	1,440
Tax effect of change in fair value of contingent consideration (3)	(48)	(198)	(965)	(529)
Non-GAAP net income	$14,283	$10,136	$40,078	$30,304
Non-GAAP net income per diluted common share	$0.40	$0.28	$1.12	$0.84

Weighted average diluted shares	35,824	36,270	35,855	36,269

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$35,133	$19,350	$76,736	$59,449
Capital expenditures and content acquisition	(15,205)	(4,508)	(32,961)	(12,065)
Free cash flow	$19,928	$14,842	$43,775	$47,384

_______________________________________________________________________________________________________________________
(1)  Included in other adjustments, net is foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, and interest income and expense.
(2)  Earnings/(loss) before foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.
(3) Estimated tax effect of non-GAAP net income adjustments reflects the consolidated blended tax rate as applied to the taxable portion of the adjustment.

Shutterstock, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity-based compensation, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of revenue	$498	$496	$1,552	$1,444
Sales and marketing	1,524	1,364	4,072	4,110
Product development	1,580	1,743	5,732	5,863
General and administrative	2,903	4,080	9,754	11,354
Total	$6,505	$7,683	$21,110	$22,771

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of revenue	$447	$402	$1,308	$1,070
General and administrative	793	867	2,453	2,405
Total	$1,240	$1,269	$3,761	$3,475

Included in the accompanying financial results are expenses related to the depreciation of property and equipment, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of revenue	$1,765	$1,412	$4,767	$3,760
General and administrative	2,171	1,188	5,653	3,128
Total	$3,936	$2,600	$10,420	$6,888

Historical Operating Metrics

	9/30/14	12/31/14	3/31/15	6/30/15	9/30/15	12/31/15	3/31/16	6/30/16	9/30/16
	(in millions, except revenue per download)
Number of paid downloads	31.2	33.5	33.4	35.9	38.1	39.8	41.2	43.4	41.2
Revenue per download (1)	$2.65	$2.68	$2.87	$2.85	$2.76	$2.86	$2.77	$2.81	$2.91
Images in collection (end of period) (2)	42.7	46.8	51.6	57.2	63.7	71.4	81.0	92.1	102.7
_______________________________________________________________________________________________________________________
(1) Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images are photographs, vectors and illustrations available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.